LEGG MASON
                                     TRUST
                                 CODE OF ETHICS



                             Dated: October 1, 2000

                                TABLE OF CONTENTS


         Topic                                                             Page
         -----                                                             ----

I.       Introduction                                                         1

         A.       Individuals and Entities Covered by the Code                1

         B.       Fiduciary Duty                                              1

                  1.       The Client Comes First                             1
                  2.       Avoid Taking Advantage                             1
                  3.       Comply with the Code                               1

         C.       Application of the Code to Independent Directors            1

II.      Personal Securities Transactions                                     2

         A.       Preclearance Requirements for Access Persons                2

                  1.       General Requirement                                2
                  2.       Trade Authorization Request Forms                  2
                  3.       Review of Form                                     2
                  4.       Length of Trade Authorization Approval             3
                  5.       No Explanation Required for Refusals               3

         B.       Execution of Personal Securities Transactions               3

         C.       Prohibited Transactions                                     3

                  1.       Always Prohibited Securities Transactions          3

                           a.       Inside Information                        3
                           b.       Market Manipulation                       3
                           c.       Others                                    3

                  2.       Generally Prohibited Securities Transactions       4

                           a.       Initial Public Offerings
                                    (Investment Personnel only)               4
                           b.       Trading Blackout
                                    (all Access Persons)                      4

                           c.       Seven-Day Blackout
                                    (Fund Portfolio Managers only)            4
                           d.       60-Day Blackout (Investment
                                    Personnel only)                           4
                           e.       Private Placements (Investment
                                    Personnel only)                           4

         D.       Exemptions                                                  5

                  1.       Exemptions from Preclearance and Treatment as
                           a Prohibited Transaction                           5

                           a.       Mutual Funds                              5
                           b.       No Knowledge                              5
                           c.       Legg Mason, Inc. Stock                    5
                           d.       Certain Corporate Actions                 5
                           e.       Systematic Investment Plans               5
                           f.       Options-Related Activity                  6
                           g.       Commodities, Futures, and Options
                                    on Futures                                6
                           h.       Rights                                    6
                           i.       Miscellaneous                             6

                  2.       Exemption from Treatment as a Prohibited
                           Transaction                                        6

                           a.       Employer of Access Person Does
                                    Not Make Investment Decisions
                                    For the Relevant Fund                     6

                           b.       De Minimis Transactions                   7

                                    i.      Equity   Securities               7
                                    ii.     Fixed Income Securities           7

                           c.       Options on Broad-Based Indices            7

         E.       Reporting Requirements                                      7

                  1.       Initial and Periodic Disclosure of Personal
                           Holdings by Access Persons                         7
                  2.       Independent Directors                              7
                  3.       Transaction and Periodic Statement Reporting
                           Requirements                                       8
                  4.       Disclaimers                                        8

                  5.       Availability of Reports                            8


III.     Fiduciary Duties                                                     9

         A.       Confidentiality                                             9

         B.       Gifts                                                       9

                  1.       Accepting Gifts                                    9
                  2.       Solicitation of Gifts                              9
                  3.       Giving Gifts                                       9

         C.       Corporate Opportunities                                     9

         D.       Undue Influence                                             9

         E.       Service as a Director                                      10

IV.      Compliance with the Code of Ethics                                  10

         A.       Code of Ethics Review Committee                            10

                  1.       Membership, Voting and Quorum                     10
                  2.       Investigating Violations of the Code              10
                  3.       Annual Reports                                    10

         B.       Remedies                                                   11

                  1.       Sanctions                                         11
                  2.       Sole Authority                                    11
                  3.       Review                                            11

         C.       Exceptions to the Code                                     11

         D.       Inquiries Regarding the Code                               12

V.       Definitions                                                         12

         "Access Person"                                                     12
         "Beneficial Interest"                                               12
         "Code"                                                              13
         "Compliance Officer                                                 13
         "Equivalent Security"                                               13

         "Fund Adviser"                                                      13
         "Fund Portfolio Manager"                                            13
          "Immediate Family"                                                 14
         "Independent Director"                                              14
         "Investment Personnel" and "Investment Person"                      14
         "Legg Mason Fund" and "Fund"                                        14
         "Preclearance Officer"                                              14
         "Securities Transaction"                                            14
         "Security"                                                          14


VI.      Appendices to the Code                                              14

         Appendix 1  -      Contact Persons                                 i
         Appendix 2  -      Acknowledgement of Receipt of Code of Ethics
                            and Personal Holdings Report                    iii
         Appendix 3  -      Trade Authorization Request for Access Persons  iv
         Appendix 4  -      Certification of Access Person's Designee       v
         Appendix 5  -      Acknowledgement of Receipt of Code of Ethics
                            (Independent Directors)                         vi
         Appendix 6  -      Form Letter to Broker, Dealer or Bank           vii
         Appendix 7  -      Certification of No Beneficial Interest         viii
         Appendix 8  -      New Account(s) Report                           ix

I.       INTRODUCTION

         A. Individuals and Entities Covered by the Code. Unless the use of another Code of Ethics has been approved in writing by the Compliance Officer, all Access Persons1 are subject to the provisions of this Code. (See Section I.C. for information regarding the application of the Code to Independent Directors).

         B. Fiduciary Duty. The Code is based on the principle that Access Persons owe a fiduciary duty to the Legg Mason Trust, fsb ("LMT") and must avoid activities, interests and relationships that might interfere with making decisions in the best interests of any of the clients of LMT.

         As fiduciaries, Access Persons must at all times comply with the following principles:

                  1. The Clients Come First. Access Persons must scrupulously avoid serving their personal interests ahead of the interests of LMT Clients. An Access Person may not induce or cause LMT to take action, or not to take action, for the Access Person's personal benefit, rather than for the benefit of clients. For example, an Access Person would violate this Code by causing LMT accounts to purchase a Security the
                           Access Person owned solely for the purpose of increasing the price of that Security.

                  2. Avoid Taking Advantage. Access Persons may not use their knowledge of open, executed, or pending portfolio transactions to profit by the market effect of such transactions. Receipt of investment opportunities, perquisites, or gifts from persons seeking business with LMT could call into question the exercise of an Access Person's independent judgment.

                  3. Comply With the Code. Doubtful situations should be resolved in favor of the LMT. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any Securities Transactions that indicate an abuse of fiduciary duties.

         C. Application of the Code to Independent Directors of LMT. This Code applies to Independent Directors of LMT and requires Independent Directors to report certain Securities Transactions in which they have a Beneficial Interest to the Compliance Officer in accordance with Section II.E.4. However, provisions of the Code requiring preclearance of trades (Section II.A.), execution of personal trades through Legg Mason (Section II.B.), prohibited transactions

------------------------
         1  Capitalized words are defined in Section V (Definitions).

(Section II.C.), , receipt of gifts (Section III.B.), and restrictions on serving as a director of a publicly-traded company (Section III.E.) do not apply to Independent Directors.

II.      PERSONAL SECURITIES TRANSACTIONS

         A.       Preclearance Requirements for Access Persons.

                  1. General Requirement. Except for the transactions specified in Section II.D.1, any Securities Transaction in which an Access Person has or acquires a Beneficial Interest must be precleared with the Preclearance Officer.

                           2. Trade Authorization Request Forms. Prior to entering an order for a Securities Transaction that requires preclearance, the Access Person must complete a Trade Authorization Request form (Appendix
                           3) and submit the completed form to a Preclearance Officer. The form requires Access Persons to provide certain information and to make certain representations. In the event an Access Person is unable to complete a Trade Authorization Request form, the Access Person may designate another individual to complete the form on his or her behalf. The Access Person's designee should complete the Trade Authorization Request form and the Certification of Access Person's Designee (Appendix
                           4) and submit both forms to a Preclearance Officer.

                           Proposed  Securities  Transactions  of a Preclearance
                           Officer that require preclearance must be submitted to another Preclearance Officer.

                  3. Review of Form. After receiving a completed Trade Authorization Request form, a Preclearance Officer will (a) review the information set forth in the form, (b) review information regarding past, pending, and contemplated transactions on the LMT Trading Desk, as necessary, and (c) as soon as reasonably practicable, determine whether to authorize the proposed Securities Transaction. The granting of authorization, and the date and time that authorization was granted, must be reflected on the form. The Preclearance Officer should keep one copy of the completed form for the Compliance Officer and provide one copy to the Access Person seeking authorization.

                           No order for a securities transaction for which preclearance authorization is required may be placed prior to the receipt of written authorization of the transaction by the Preclearance Officer. Verbal approvals are not permitted.

                  4. Length of Trade Authorization Approval. The authorization provided by the Preclearance Officer is effective until the earlier of (1) its revocation,
                           (2) the close of business on the trading day the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Monday), or
                           (3) the moment the Access Person learns that the information in the Trade Authorization Request form is not accurate. If the order for the Securities Transaction is not placed within that period, a new authorization must be obtained before the Securities Transaction is placed. If the Securities Transaction is placed but has not been executed before the authorization expires (as, for example, in the case of a limit order), no new authorization is necessary unless the person placing the original order for the Securities Transaction amends it in any way, or learns that the information in the Trade Authorization Request form is not accurate.

                  5. No Explanation Required for Refusals. In some cases, a Preclearance Officer may refuse to authorize a Securities Transaction for a reason that is confidential. Preclearance Officers are not required to give an explanation for refusing to authorize any Securities Transaction.

         B. Execution of Personal Securities Transactions. Transactions in Securities subject to the preclearance requirements may be executed through any broker, dealer, bank, or mutual fund so long as the requirements of Section II.E.2. (Transaction Reporting Requirements) are met.

         C.       Prohibited Transactions.

                  1.       Always  Prohibited   Securities   Transactions.   The
                           following Securities Transactions are prohibited and will not be authorized under any circumstances:

                           a. Inside Information. Any transaction in a Security by an individual who possesses material nonpublic information regarding the Security or the issuer of the Security;

                           b. Market Manipulation. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading;

                           c. Others. Any other transaction deemed by the Compliance Officer to involve a conflict of interest, possible diversions of corporate opportunity, or an appearance of impropriety.

                  2. Generally Prohibited Securities Transactions. Unless exempted by Section II.D, the following Securities Transactions are prohibited and will not be authorized by a Preclearance Officer absent exceptional circumstances. The prohibitions apply only to the categories of Access Persons specified.

                           a. Initial Public Offerings (Investment Personnel only). Any purchase of a Security by Investment Personnel in an initial public offering (other than a new offering of a registered open-end investment company);

                           b. Trading Blackout (all Access Persons). Any purchase or sale of a Security by an Access Person at any time during which any LMT client has a pending buy or sell order in the same Security (or Equivalent Security);

                           c.       Seven-Day  Blackout (Fund Portfolio Managers
                                    only). Any purchase or sale of a Security by
                                    a Portfolio  Manager  within seven  calendar
                                    days  of a  purchase  or  sale  of the  same
                                    Security (or Equivalent  Security) by a Fund
                                    managed  by  that  Portfolio  Manager.   For
                                    example,  if a Fund trades a Security on day
                                    one,   day   eight  is  the  first  day  the
                                    Portfolio Manager may trade that Security for an account in which he or she has a Beneficial Interest;

                           d.       60-Day Blackout (Investment Personnel only).
                                    (1)  Purchase  of a  Security  in  which  an
                                    Investment   Person   thereby   acquires   a
                                    Beneficial Interest within 60 days of a sale
                                    of the Security (or an Equivalent  Security)
                                    in  which  such  Investment   Person  had  a
                                    Beneficial  Interest,  and  (2)  sale  of  a
                                    Security in which an Investment Person has a
                                    Beneficial  Interest  within  60  days  of a
                                    purchase of the Security  (or an  Equivalent
                                    Security)  in which such  Investment  Person
                                    had a  Beneficial  Interest,  if,  in either
                                    case, a LMT client held the same Security at
                                    any  time  during  the 60 days;  unless  the
                                    Investment  Person  agrees  to  give  up all
                                    profits on the  transaction  to a charitable
                                    organization  specified in  accordance  with
                                    Section   IV.B.I.   Of  course,   Investment

                                    Personnel must place the interests of the clients first; they may not avoid or delay purchasing or selling a security for clients in order to profit personally; and

                           e.       Private  Placements   (Investment  Personnel
                                    only).  Acquisition of a Beneficial Interest
                                    in  Securities  in a  private  placement  by
                                    Investment     Personnel     is     strongly
                                    discouraged.  A  Preclearance  Officer  will
                                    give  permission  only  after   considering,
                                    among other  facts,  whether the  investment
                                    opportunity  should be  reserved  for a Fund
                                    and whether the opportunity is being offered
                                    to the  person  by  virtue  of the  person's
                                    position as an Investment Person. Investment
                                    Personnel  who have  acquired  a  Beneficial
                                    Interest   in   Securities   in  a   private
                                    placement  are  required to  disclose  their
                                    Beneficial   Interest  to  the   Appropriate
                                    Compliance  Department.  If  the  Investment
                                    Person  is   subsequently   involved   in  a
                                    decision  to buy or sell a  Security  (or an
                                    Equivalent  Security)  from the same  issuer
                                    for a Fund, then the decision to purchase or
                                    sell   the   Security   (or  an   Equivalent
                                    Security) must be independently authorized by a Portfolio Manager with no personal interest in the issuer.

         D.       Exemptions.

                  1.       Exemptions  from  Preclearance  and  Treatment  as  a
                           Prohibited Transaction. The following Securities Transactions are exempt from the preclearance requirements set forth in Section II.A. and the prohibited transaction restrictions set forth in
                           Section II.C.:

                           a. Mutual Funds. Any purchase or sale of a Security issued by any registered open-end investment companies (including but not limited to the Legg Mason Funds);

                           b. No Knowledge. Securities Transactions where the Access Person has no knowledge of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades involving an investment partnership, trust or investment club, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed);

                           c. Legg Mason, Inc. Stock. Any purchase or sale of Legg Mason, Inc. stock.

                           d. Certain Corporate Actions. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

                           e. Systematic Investment Plans. Any acquisition of a security pursuant to a systematic investment plan that has previously been approved pursuant to the Code. A systematic investment plan is one pursuant to which a prescribed investment will be made automatically on a regular, predetermined basis without affirmative action by the Access Person.

                           f. Options-Related Activity. Any acquisition or disposition of a security in connection with an option-related Securities Transaction that has been previously approved pursuant to the Code. For example, if an Access Person receives approval to write a covered call, and the call is later exercised, the provisions of Sections II.A. and II.C. are not applicable to the sale of the underlying security.

                           g. Commodities, Futures, and Options on Futures. Any Securities Transaction involving commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks) and options on futures.

                           h. Rights. Any acquisition of Securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent the rights were acquired in the issue; and

                           i. Miscellaneous. Any transaction in the following: (1) bankers acceptances, (2) bank certificates of deposit, (3) commercial paper, (4) repurchase agreements, (5) Securities that are direct obligations of the U.S. Government, and (6) other Securities as may from time to time be designated in writing by the Compliance Officer on the ground that the risk of abuse is minimal or non-existent.

                  2. Exemption from Treatment as a Prohibited Transaction. The following Securities Transactions are exempt from the prohibited transaction restrictions that are set forth in Section II.C. They are not exempt from the preclearance requirements set forth in Section II.A:

                           a. Employer of Access Person Does Not Make Investment Decisions For the Relevant Fund. The prohibitions in Sections II.C.2.b, c, and d are not applicable to any Securities Transaction effected by an Access Person if the employer of the Access Person is not the Fund Adviser that makes investment decisions for the relevant Fund. For example, an employee of Western Asset may effect a Securities Transaction without regard to transactions that are open, executed, or pending for a Fund managed by Batterymarch so long as the Western Asset employee does not have actual knowledge of any open, executed, or pending transactions for the Fund managed by Batterymarch. A Security Transaction effected by an Access Person who has actual knowledge of an open, executed, or pending portfolio transaction by any Fund is not exempt from the prohibitions of Sections II.C.2.b, c, and d. Employees of more than one Fund Adviser must take into account the transactions of Funds managed by each of their employers.

                           b.       De Minimis Transactions. The prohibitions in
                                    Section II.C.2.b and c are not applicable to the following transactions:

                                    i.      Equity   Securities.    Any   equity
                                            Security  Transaction,  or series of
                                            related transactions,  effected over
                                            a thirty (30)  calendar  day period,
                                            involving 1000 shares or less in the
                                            aggregate   if  the  issuer  of  the
                                            Security  is  listed on the New York
                                            Stock   Exchange  or  has  a  market
                                            capitalization   in   excess  of  $1
                                            billion.

                                    ii.     Fixed-Income  Securities.  Any fixed
                                            income  Security   Transaction,   or
                                            series  of   related   transactions,
                                            effected over a thirty (30) calendar
                                            day   period,   involving   $100,000
                                            principal  amount  or  less  in  the
                                            aggregate.

                           c. Options on Broad-Based Indices. The prohibitions in Section II.C.2. b, c and d are not applicable to any Securities Transaction involving options on certain
                                    broad-based   indices   designated   by  the
                                    Compliance Officer.  The broad-based indices
                                    designated by the Compliance  Officer may be
                                    changed  from  time  to time  and  presently
                                    consist of the S&P 500, the S&P 100,  NASDAQ
                                    100,   Nikkei  300,  NYSE   Composite,   and
                                    Wilshire Small Cap indices.

         E.       Reporting Requirements

                  1. Initial and Periodic Disclosure of Personal Holdings by Access Persons. Within ten (10) days of being designated as an Access Person and thereafter on an annual basis (during the month of January), an Access Person (except an Independent Director) must acknowledge receipt and review of the Code and disclose all Securities in which such Access Person has a Beneficial Interest on the Acknowledgement of Receipt of Code of Ethics and Personal Holdings Report (Appendix 2).

                  2. Independent Directors. Within ten (10) days of being designated an Independent Director and thereafter on an annual basis, an Independent Director must acknowledge receipt and review of the Code of Ethics on the Acknowledgment of Receipt of Code of Ethics (Appendix 5). Each Independent Director must also report to the Compliance Officer any Securities Transaction in which the Independent Director has or acquires a Beneficial Interest if the Independent Director knew, or in the ordinary course of fulfilling his or her duty as a director should have known, that during the 15-day period immediately preceding or after the date of the transaction such Security (or Equivalent Security) was or would be purchased or sold for clients of LMT, or such purchase or sale was or would be considered for clients of LMT.

                  3. Transaction and Periodic Statement Reporting Requirements. An Access Person must arrange for the Compliance Officer to receive directly from any broker, dealer, or bank that effects any Securities Transaction in which the Access Person has or acquires a Beneficial Interest, duplicate copies of each confirmation for each such transaction and periodic statements for each account in which such Access Person has a Beneficial Interest. Unless a written exception is granted by the Compliance
                           Officer, an Access Person must also arrange for the Compliance Officer to receive directly from any mutual fund that effects any Securities Transaction in which the Access Person has or acquires a Beneficial Interest duplicate copies of periodic statements for each account in which such Access Person has a Beneficial Interest. Attached as Appendix 6 is a form of letter that may be used to request such documents from such entities.

                           If an Access Person opens an account at a broker, dealer, bank, or mutual fund that has not previously been disclosed, the Access Person must immediately notify the Compliance Officerin writing of the existence of the account and make arrangements to comply with the requirements set forth herein. Access Persons may (but are not required to) report the opening of a new account by completing the New Account(s) Report that is attached as Appendix 8.

                           If an Access Person is not able to arrange for duplicate confirmations and periodic statements to be sent, the Access Person must immediately notify the Compliance Officer.

                  4. Disclaimers. Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

                  5. Availability of Reports. All information supplied pursuant to this Code may be made available for inspection to the Board of Directors of each Legg Mason Fund, the Chairman of the Board and the Vice Chairman of Legg Mason, Inc., the Legg Mason Code of Ethics Review Committee, the Compliance Officer, the Preclearance Officer, the Access Person's department manager (or designee), any party to which any investigation is referred by any of the foregoing, the Securities Exchange Commission, any state securities commission, and any attorney or agent of the foregoing or of the Legg Mason Funds.

III.     FIDUCIARY DUTIES

         A. Confidentiality. Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of LMT clients, except to persons whose responsibilities require knowledge of the information.

         B. Gifts. The following provisions on gifts apply to all Investment Personnel.

                  1. Accepting Gifts. On occasion, because of their position with the LMT, Investment Personnel may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons not affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of LMT. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), and customary business meals, entertainment (e.g., sporting events), and promotional items (e.g., pens, mugs, T-shirts) may be accepted.

                           If an Investment Person receives any gift that might be prohibited under this Code, the Investment Person must immediately inform the Compliance Officer.

                  2. Solicitation of Gifts. Investment Personnel may not solicit gifts or gratuities.

                  3. Giving Gifts. Investment Personnel may not personally give gifts with an aggregate value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media, or clients of the firm.

         C. Corporate Opportunities. Access Persons may not take personal advantage of any opportunity properly belonging to LMT. For example, an Investment Person should not acquire a Beneficial Interest in a Security of limited availability without first offering the opportunity to purchase such Security to the clients of LMT.

         D. Undue Influence. Access Persons may not cause or attempt to cause LMT to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Access Person. If an Access Person stands to benefit materially from an investment decision for LMT, and the Access Person is making or participating in the investment decision, then the Access Person must disclose the potential benefit to those persons with authority to make investment decisions for LMT (or, if the Access Person in question is a person with authority to make investment decisions for LMT, to the Compliance Officer). The person to whom the Access Person reports the interest, in consultation with the Compliance Officer, must determine whether or not the Access Person will be restricted in making or participating in the investment decision.

         E. Service as a Director. No Investment Person may serve on the board of directors of a publicly-held company (other than the Fund Advisers, their affiliates, and the Funds) absent prior written authorization by the Code of Ethics Review Committee. This authorization will rarely, if ever, be granted and, if granted, will normally require that the affected Investment Person be isolated, through a Chinese Wall or other procedures, from those making investment decisions related to the issuer on whose board the Investment Person sits.

IV.      COMPLIANCE WITH THE CODE OF ETHICS

         A.       Code of Ethics Review Committee

                  1. Membership, Voting and Quorum. The Code of Ethics Review Committee is comprised of the individuals identified in Appendix 1. The Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled and, in the case of extended absences or periods of unavailability, alternates may be selected, by a majority vote of the remaining members of the Committee; provided, however, that at least one member of the Committee shall also be a member of the Legal and Compliance Department.

                  2. Investigating Violations of the Code. The Compliance Officer is responsible for investigating any suspected violation of the Code and shall report the results of each investigation of a matter which the Compliance Officer believes constitutes a violation to the Code of Ethics Review Committee. The Code of Ethics Review Committee is responsible for reviewing the results of any investigation of any reported violation of the Code. Any violation of the Code by an Access Person will be reported to the Board of Directors of LMT , and to the extent required, the relevant Legg Mason Funds no less frequently than each quarterly meeting.

                  3. Annual Reports. The Compliance Officer, with assistance from the Code of Ethics Review Committee, will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will report to the LMT Board of Directors:

                           a. Summarizing existing procedures concerning personal investing and any changes in the procedures made during the past year;

                           b.       Identifying    any    violation    requiring
                                    significant remedial action during the past year; and

                           c. Identifying any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

         B.       Remedies

                  1.       Sanctions.  If the Code of  Ethics  Review  Committee
                           determines that an Access Person has committed a violation of the Code, the Committee, in consultation with the Chairman and Compliance Officer of LMT, may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the Securities and Exchange Commission, criminal referral, and termination of the employment of the violator for cause. The Code of Ethics Review Committee may also require the Access Person to reverse the transaction in question and forfeit any profit or absorb any loss associated or derived as a result. The amount of profit shall be calculated by the Code of Ethics Review Committee and shall be forwarded to a charitable organization selected by the Code of Ethics Review Committee. No member of the Code of
                           Ethics Review Committee may review his or her own transaction.

                  2. Review. Whenever the Code of Ethics Review Committee determines that an Access Person has committed a violation of this Code that merits remedial action, the Compliance Officer will report no less frequently than quarterly to the Board of Directors of LMT, information relating to the investigation of the violation, including any sanctions imposed. The Board of Directors may modify such sanctions as they deem appropriate. The Board shall have access to all information considered by the Code of Ethics Review Committee in relation to the case. The Code of Ethics Review Committee may determine whether or not to delay the imposition of any sanctions pending review by the Board of Directors.

         C. Exceptions to the Code. Although exceptions to the Code will rarely, if ever, be granted, the Compliance Officer may grant exceptions to the requirements of the Code on a case by case basis if the Compliance Officer finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing and must be reported as soon as practicable to the Code of Ethics Review Committee.

         D. Inquiries Regarding the Code. The Compliance Officer will answer any questions about this Code or any other compliance-related matters.

V.       DEFINITIONS

         When used in the Code, the following terms have the meanings set forth below:

         "Access Person" means:

         (1)      every employee or director of LMT;

         (2) every natural person in a control relationship with LMT who obtains information concerning recommendations made to a client with regard to the purchase or sale of a Security, prior to its dissemination or prior to the execution of all resulting trades;

         (3)      such other persons as the Compliance Officer shall designate.

         Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Compliance Officer. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "Access Person" found in Rule 17j-1(e) (1) promulgated under the Investment Company Act of 1940, as amended.

         "Beneficial Interest" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities.

         An Access Person is deemed to have a Beneficial Interest in the following:

                  (1)      any Security owned individually by the Access Person;

                  (2) any Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations); and

                  (3) any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if:

                           a. the Security is held in an account over which the Access Person has decision making authority (for example, the Access Person acts as trustee, executor, or guardian); or

                           b. the Security is held in an account for which the Access Person acts as a broker or investment adviser representative.

         In addition, an Access Person is presumed to have a Beneficial Interest in any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Access Person. This presumption may be rebutted if the Access Person is able to provide the Compliance Officer with satisfactory assurances that the Access Person has no material Beneficial Interest in the Security and exercises no control over investment decisions made regarding the Security. Access Persons may use the form attached as Appendix 7 (Certification of No Beneficial Interest) in connection with such requests.

         Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Compliance Officer. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a) (2) and (5) promulgated under the Securities Exchange Act of 1934, as amended.

         "Code" means this Code of Ethics, as amended.

         "Compliance Officer" for LMT employees means Gregg W. Hawes.

         "Equivalent Security" means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security. Options on securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

         "Fund Adviser" means any entity that acts as a manager, adviser or sub-adviser to a Legg Mason Fund, including, but not limited to, LMT, Bartlett & Co., Batterymarch Financial Management, Inc., Brandywine Asset Management, Inc., Gray, Seifert & Co., Inc., Legg Mason Capital Management, Inc., Legg Mason Fund Adviser, Inc., LM Institutional Advisors, Inc., LMM LLC, Lombard Odier International Portfolio Management Limited, Western Asset Management Company, and Western Asset Management Company Limited.

         "Fund Portfolio Manager" means a person who has or shares principal day-to-day responsibility for managing the portfolio of a Fund.

         "Immediate Family" of an Access Person means any of the following persons:

         child                       grandparent               son-in-law
         stepchild                   spouse                    daughter-in-law
         grandchild                  sibling                   brother-in-law
         parent                      mother-in-law             sister-in-law
         stepparent                  father-in-law

         Immediate Family includes adoptive relationships and other relationships (whether or not recognized by law) that the Compliance Officer determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

         "Independent Director" means a director of LMT, who is not also an employee of LMT.

         "Investment Personnel" and "Investment Person" mean each Portfolio Manager and any Access Person who, in connection with his or her regular functions or duties, provides information and advice to a Portfolio Manager or who helps execute a Portfolio Manager's decisions.

         "Legg Mason Fund" and "Fund" mean an investment company registered under the Investment Company Act of 1940 (or a portfolio or series thereof, as the case may be) that is sponsored by Legg Mason.

         "Preclearance Officer" means the person designated as a Preclearance Officer in Appendix 1 hereof or such person's designee.

         "Securities Transaction" means a purchase or sale of Securities in which an Access Person has or acquires a Beneficial Interest.

         "Security" includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments of the foregoing, such as options and warrants. "Security" does not include futures or options on futures, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

VI.      APPENDICES TO THE CODE

     The following appendices are attached to and are a part of the Code:

     Appendix 1.  Contact Persons;

     Appendix 2.  Acknowledgement of Receipt of Code of Ethics and Personal
                  Holdings Report;

     Appendix 3.  Trade Authorization Request for Access Persons;

     Appendix 4.  Certification of Access Person's Designee;

     Appendix 5.  Acknowledgement of Receipt of Code of Ethics (Independent
                  Directors);

     Appendix 6.  Form Letter to Broker, Dealer, Bank, or Mutual Fund.

     Appendix 7.  Certification of No Beneficial Interest.

     Appendix 8.  New Account(s) Report.

                                   Appendix 1

                                 CONTACT PERSONS

PRECLEARANCE OFFICERS

     Jeffrey L. Caples

DESIGNEES OF PRECLEARANCE OFFICER

     James P. Gauthier
     Gregg W. Hawes
     Jennifer L. Reynolds

COMPLIANCE OFFICER

     Gregg W. Hawes

CODE OF ETHICS REVIEW COMMITTEE

     Andrew J. Bowden
     Edward A. Taber, III
     Neil P. O'Callaghan
     Philip E. Sachs
     Jennifer W. Murphy

                                   Appendix 2

    ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS AND PERSONAL HOLDINGS REPORT

I acknowledge that I have received the Code of Ethics dated October 1, 2000 and represent that:

1. I have read the Code of Ethics and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code.

2. In accordance with Section II.A. of the Code, I will obtain prior written authorization for all Securities Transactions in which I have or acquire a Beneficial Interest, except for transactions exempt from preclearance under
     Section II.D.1 of the Code.

3. In accordance with Section II.E.2. of the Code of Ethics, I will report all non-exempt Securities Transactions in which I have or acquire a Beneficial Interest.

4. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.

5.   I will comply with the Code of Ethics in all other respects.

6. In accordance with Section II.E.1. of the Code, the following is a list of all Securities in which I have a Beneficial Interest:

     Provide the information  requested below for each account that you maintain
     with  a  broker,   dealer,   bank,  or  mutual  fund.  Indicate  "None"  if
     appropriate.

--------------------------------------------------------------------------------
   NAME OF BROKER, DEALER,
    BANK, OR MUTUAL FUND               ACCOUNT TITLE         ACCOUNT NUMBER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     (Attach a separate sheet if necessary)

     Attach the most recent account statement for each account identified above that is not maintained at Legg Mason Wood Walker, Incorporated.

     If you own Beneficial Interests in Securities that are not listed on an attached account statement or in an account maintained at Legg Mason Wood Walker, Incorporated, list them below. Include private equity investments. Indicate "None" if appropriate.

--------------------------------------------------------------------------------
NAME OF BROKER,        ACCOUNT      ACCOUNT       NAME OF           NUMBER OF
DEALER, BANK, OR       TITLE        NUMBER        SECURITY          SHARES/
MUTUAL FUND                                                         PRINCIPAL
                                                                    AMOUNT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      (Attach separate sheet if necessary)

7. (Investment Personnel Only) In accordance with Section III.E. of the Code, the following is a list of publicly-held companies (other than Fund Advisers, their affiliates, and the Funds) on which I serve as a member of the board of directors. Indicate "NA" or "None" if appropriate.

--------------------------------------------------------------------------------
NAME OF COMPANY                                     BOARD MEMBER SINCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

8.   I certify that the information on this form is accurate and complete.


__________________________________
Access Person's Name


__________________________________             ________________________________
Access Person's Signature                      Date

                                   Appendix 3

                 TRADE AUTHORIZATION REQUEST FOR ACCESS PERSONS


1.   Name of Access Person:            ________________________________________


2.   Account Title:                    ________________________________________


3.   Account Number:                   ________________________________________


4.   Name of Security:                 ________________________________________


5.   Maximum number of shares or units to
     be purchased or sold or amount of bond:  _________________________________


6.   Name and phone number of broker to
     effect transaction:                      _________________________________


7.   Check applicable boxes:
          Purchase /__/    Sale /__/    Market Order /__/    Limit Order /__/

9. In connection with the foregoing transaction, I hereby make the following representations and warranties:

     (a) I do not possess any material nonpublic information regarding the Security or the issuer of the Security.

     (b) I am not aware that any LMT client has an open order to buy or sell the Security or an Equivalent Security.

     (c) By entering this order, I am not using knowledge of any open, executed, or pending transaction by a LMT client to profit by the market effect of such transaction.

     (d)          (Investment   Personnel  Only).  The  Security  is  not  being
                  acquired in an initial public offering.

     (e) (Investment Personnel Only). The Security is not being acquired in a private placement or, if it is, I have reviewed
                  Section II.C.3. of the Code and have attached hereto a written explanation of such transaction.

     (f) (Investment Personnel Only). If I am purchasing the Security, and if the same or an Equivalent Security has been held within the past 60 days by any client account managed by my immediate employer, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) sold the Security or an Equivalent Security in the prior 60 days.

     (g) (Investment Personnel Only) If I am selling the Security, and if the same or an Equivalent Security has been held within the past 60 days by any client account managed by my immediate employer, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) purchased the Security or an Equivalent Security in the prior 60 days.

     (h) I believe that the proposed trade fully complies with the requirements of the Code.


_______________________________    ____________________     ___________________
Access Person's Signature          Date                     Time


                         TRADE AUTHORIZATION OR DENIAL
                   (to be completed by Preclearance Officer)

_______________________________    ____________________     ___________________
Name of Preclearance Officer       Date                     Time


_______________________________     /__/  Approved          /__/ Denied
Signature of Preclearance Officer

                                   Appendix 4

                    CERTIFICATION OF ACCESS PERSON'S DESIGNEE

     The undersigned hereby certifies that the Access Person named on the attached Trade Authorization Request for Access Persons (a) directly instructed me to complete the attached form on his or her behalf, (b) to the best of my knowledge, was out of the office at the time of such instruction and has not returned, and (c) confirmed to me that the representations and warranties contained in the attached Form are accurate.


                                            ___________________________________
                                            Access Person's Designee


                                            ___________________________________
                                            Print Name


                                            ___________________________________
                                            Date

                                   Appendix 5

                  ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS
                             (Independent Directors)

I acknowledge that I have received the Code of Ethics dated October 1, 2000 and represent that:

     1. I have read the Code of Ethics and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code.

     2. I will report all Securities Transactions required to be reported under Section II.E.3 of the Code in which I have or acquire a Beneficial Interest.

     3. I will comply with applicable provisions of the Code of Ethics in all other respects.


                                            ___________________________________
                                            Director's Signature


                                            ___________________________________
                                            Print Name


                                            ___________________________________
                                            Dated

                                   Appendix 6

             FORM OF LETTER TO BROKER, DEALER, BANK, OR MUTUAL FUND

                                     (Date)

(Name
and Address)

         Subject: Account # ___________________

Dear ______________________:

         My  employer,  ___________________________________,  is  an  investment adviser to, or principal underwriter of, an investment company. Pursuant to my employer's Code of Ethics and Rule 17j-1 under the Investment Company Act of 1940, please send duplicate confirmations of individual transactions as well as duplicate periodic statements for the referenced account directly to:

                   (Name and Address of Individual Responsible
            for Reviewing Periodic Holdings and Transaction Reports)

         Thank you for your cooperation. If you have any questions, please contact me or (Name of Individual Responsible for Reviewing Periodic Holdings and Transaction Reports) at _______________________________.


                                            Sincerely,


                                            (Name of Access Person)

                                   Appendix 7

                     CERTIFICATION OF NO BENEFICIAL INTEREST

I have read the Code of Ethics and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code.

The following accounts are maintained by one or more members of my Immediate Family who reside in my household:

                   Relationship of                           Brokerage Firm
                   Immediate                                (Include Legg Mason
Account Name       Family Member        Account Number       Accounts)
_______________________________________________________________________________











I certify that with respect to each of the accounts listed above (initial appropriate boxes):

         /__/ I do not own individually or jointly with others any of the securities held in the account.

         /__/ I do not possess or exercise decision making authority over the account.

         /__/ I do not act as a broker or investment adviser representative for the account.

I agree that I will notify the Compliance Officer immediately if any of the information I have provided in this certification becomes inaccurate or incomplete.

                                            ___________________________________
                                            Access Person's Signature

                                            ___________________________________
                                            Print Name

                                            ___________________________________
                                            Date

                                   Appendix 8

                              NEW ACCOUNT(S) REPORT

I  recently  opened  the  following  account(s)  in  which  I have a  Beneficial
Interest:

--------------------------------------------------------------------------------
                 NAME OF BROKER, DEALER,
  DATE OPENED     BANK, OR MUTUAL FUND        ACCOUNT TITLE      ACCOUNT NUMBER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                            ____________________________________
                                            Access Person's Name  (Please print)


                                            ____________________________________
                                            Access Person's Signature


                                            ____________________________________
                                            Date

                                       x